Exhibit 99.2

United Fire Group, Inc. Reports on Annual Shareholders’ Meeting

•	Directors Elected to Board of Directors

•	Promotions and New Officer Appointments Announced
CEDAR RAPIDS, IOWA, May 22, 2014 – United Fire Group, Inc. (NASDAQ: UFCS) announced today that five directors were elected to our 14-member board at the Annual Shareholders’ Meeting on May 21, 2014.
The following individuals were each elected as directors to serve three-year terms expiring in 2017: Scott L. Carlton, President of SGL Carbon LLC, Charlotte, North Carolina; Douglas M. Hultquist, President and Chief Executive Officer of QCR Holding, Inc., Moline, Illinois; Casey D. Mahon, retired adjunct law professor, University of Iowa College of Law, Iowa City, Iowa; Randy A. Ramlo, President and Chief Executive Officer, United Fire Group, Inc., Cedar Rapids, Iowa; and Susan E. Voss, Vice President and General Counsel, American Enterprise Group, Inc., Des Moines, Iowa.
In other official business, shareholders adopted amendments to United Fire Group, Inc.’s Stock Plan, ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2014 fiscal year, and passed an advisory resolution approving compensation of our named executive officers.
Promotions and New Officer Appointments
The Company is pleased to announce the following promotions and officer appointments, effective May 21, 2014:

Michael T. Wilkins

Executive Vice President Mike Wilkins was promoted to Chief Operating Officer of United Fire Group, Inc. and its subsidiary companies. His new title will be Vice President and Chief Operating Officer.

Dianne M. Lyons

Vice President and Chief Financial Officer was promoted to Senior Vice President of United Fire Group, Inc. and its subsidiary companies. Her new title will be Senior Vice President and Chief Financial Officer.

Victoria (Torie) L. Hefel

Assistant Vice President and Personal Lines Regional Manager Torie Hefel was promoted to Vice President of United Fire & Casualty Company. Her new title will be Vice President and Personal Lines Regional Manager.

Alison B. Kaster
Assistant Vice President and Director of Project Management Alison Kaster was appointed Vice President of United Fire & Casualty Company. Her new title will be Vice President and Director of Project Management.

Robert (Rob) A. Diab Jr.

West Coast Underwriting Manager, Rob Diab was appointed Assistant Vice President of United Fire & Casualty Company. His new title will be Assistant Vice President and Underwriting Manager.

Jeanette A. Dostal

Midwest Underwriting Manager, Jeanette Dostal was appointed Assistant Vice President of United Fire & Casualty Company. Her new title will be Assistant Vice President and Underwriting Manager.

Kevin W. Helbing Controller Kevin Helbing was appointed Assistant Vice President of United Fire Group, Inc. and its subsidiary companies. His new title will be Assistant Vice President and Controller.

Zondra S. Hopkins Payroll/HRIS Manager Zondra Hopkins was appointed Assistant Vice President of United Fire & Casualty Company. Her new title will be Assistant Vice President and HRIS Manager.

Dewayne A. Mundell

Gulf Coast Regional Claims Manager Dewayne Mundell was appointed Assistant Vice President of United Fire & Casualty Company. His new title will be Assistant Vice President and Regional Claims Manager.

Jacob (“Jake”) A. Shanle
Midwest Regional Claims Manager Jake Shanle was appointed Assistant Vice President of United Fire & Casualty Company. His new title will be Assistant Vice President and Regional Claims Manager.

ABOUT UNITED FIRE GROUP, INC.: Founded in 1946 as United Fire & Casualty Company, United Fire Group, Inc., through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance and life insurance, and selling annuities.
Through our subsidiaries, we are licensed as a property and casualty insurer in 43 states, plus the District of Columbia, and we are represented by approximately 1,200 independent agencies. The United Fire pooled group is rated “A” (Excellent) by A.M. Best Company.
Our subsidiary, United Life Insurance Company, is licensed in 37 states, represented by approximately 1,000 independent life agencies and rated an “A-” (Excellent) by A.M. Best Company.
For more information about United Fire Group, Inc. visit www.unitedfiregroup.com.

CONTACT: Anita Novak, Director of Investor Relations, 319-399-5251 or alnovak@unitedfiregroup.com

4